UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

____________________
(Post-Effective Amendment No. 1)

FORM S-8/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LNPR Group Inc.

(Exact name of registrant as specified in its charter)

Colorado	26-1381565
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)

175 S. Main St.

Suite 1220

Salt Lake City, UT 84111

(801) 699-2928

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

LNPR GROUP INC.

2022 STOCK INCENTIVE PLAN

(Full title of the plan)

Vcorp Services LLC

7700 E Arapahoe Rd

Ste 220

Centennial, CO 80112

(845) 425-0077

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Brian Higley, Esq.

Business Legal Advisors, LLC

14888 Auburn Sky Drive, Draper, UT 84020

(801) 634-1984

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No.1 to the Registration Statement on Form S-8 (File No. 333-275108) (the “Registration Statement”) is being filed by LNPR Group Inc., a Colorado corporation (the “Registrant”), in order to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No. 1, all shares of the Common Stock, par value $0.001 per share, of the Registrant which remain unsold under the Registration Statement on the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah, on December 19, 2024.

LNPR Group Inc.

By	/s/ Mark Emerson
Mark Emerson, Chief Executive Officer

Each person whose signature appears below authorizes Mark Emerson as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his or her name and on his or her behalf, in any and all capacities, this Registrant’s Registration Statement on Form S-8 and any and all amendments thereto (including any and all post-effective amendments thereto) and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney-in-fact and agent may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: December 19, 2024	/s/ Mark Emerson
Mark Emerson, Director and Chief Executive Officer
(Principal Executive Officer)

Date: December 19, 2024	*
Eng Wah Kung, Director and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: December 19, 2024	*
Melissa Handley, Director

*By:	/s/ Mark Emerson
Name:	Mark Emerson
Title:	Attorney-in-Fact

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